UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): August 9, 2013 (August 6, 2013)

GREAT WOLF RESORTS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35458	51-0510250
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

525 Junction Road, Suite 6000 South, Madison, Wisconsin		5371 7
(Address of principal executive offices)		(Zip Code)

(608) 662-4700

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General

On August 6, 2013, Great Wolf Resorts, Inc. (“GWRI”), entered into a credit agreement (the “Credit Agreement”) governing the senior secured credit facilities, consisting of a $320.0 million term loan B facility which matures on August 6, 2020 and a $100.0 million revolving credit facility which matures on August 6, 2018, with a syndicate of lenders and Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swingline lender and L/C issuer. The material terms and conditions of the senior secured credit facilities are summarized below. The description of the Credit Agreement, and guarantees and collateral arrangements thereunder, contained herein is qualified in its entirety by reference to the full text of the Credit Agreement, Guarantee Agreement and Collateral Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Scheduled Amortization Payments

The term loan B facility provides for quarterly amortization payments totaling 1.00% per annum of the original principal amount of the term loan B facility, with the balance payable on the final maturity date.

Voluntary Prepayments and Reduction and Termination of Commitments

The terms of the senior secured credit facilities allow GWRI to prepay loans and permanently reduce the loan commitments under the senior secured credit facilities at any time, subject to the payment of customary LIBOR breakage costs, if any, provided that, in connection with certain refinancing or repricing of the term loan B facility on or prior to the date that is six months after the closing date of the Credit Agreement, a prepayment premium of 1.00% will be required.

Interest

The interest rates with respect to loans to GWRI under the term loan B facility and revolving credit facility are based on, at GWRI’s option, (a) (x) the greater of adjusted LIBOR and 1.0% plus (y) an interest margin of 3.5% or (b) (x) the greatest of (i) the Federal Funds Effective Rate plus 0.5%, (ii) Deutsche Bank prime rate and (iii) 2.0% plus (y) an interest margin of 2.5%. The interest margins under the senior secured credit facilities are subject to reduction based on achievement of specified first lien secured leverage ratios.

Guarantees and Collateral

GWRI’s obligations under the senior secured credit facilities and under any cash management, interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof are guaranteed by Great Wolf Resorts Intermediate Holdings, LLC (“Holdings”), which is the direct parent of, and wholly owns, GWRI, and each of GWRI’s existing and subsequently acquired or organized wholly-owned domestic subsidiaries, subject to certain exceptions.

Subject to certain exceptions, the senior secured credit facilities are secured to the extent legally permissible by substantially all of the assets of (1) Holdings, including a perfected pledge of all of the equity interests of GWRI, and (2) GWRI and the subsidiary guarantors, including but not limited to: (a) a pledge of substantially all capital stock held by GWRI or any guarantor and (b) a perfected security interest in substantially all tangible and intangible assets of GWRI and each guarantor.

Covenants

The senior secured credit facilities contain affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants in the senior secured credit facilities include, among other things, limitations (subject to exceptions) on the ability of GWRI and its restricted subsidiaries to:

•	declare dividends and make other distributions;

•	redeem or repurchase capital stock;

•	grant liens;

•	make loans or investments (including acquisitions);

•	merge or enter into acquisitions;

•	sell assets;

•	incur additional indebtedness;

•	prepay, redeem or repurchase certain indebtedness;

•	modify the terms of certain debt;

•	restrict dividends from subsidiaries;

•	change the business of GWRI or its subsidiaries; and

•	enter into transactions with their affiliates.

In addition, the revolving credit facility (to the extent that more than 35% of the revolving credit facility is outstanding (including outstanding swingline loans and letters of credit)) requires GWRI to maintain a maximum first lien secured leverage ratio.

Events of Default

The events of default under the senior secured credit facilities include, without limitation, nonpayment, material misrepresentation, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the Credit Agreement governing the senior secured credit facilities) and cross-events of default on material indebtedness.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Existing Senior Secured Credit Facilities

On August 6, 2013, the net proceeds received by GWRI from the senior secured credit facilities under the Credit Agreement, together with other cash available to GWRI, were used to, among other things, repay the credit facility of Great Wolf Lodge of the Carolinas, LLC, a subsidiary of GWRI, under a credit agreement, dated as of July 15, 2011 and as subsequently amended, among Great Wolf Lodge of the Carolinas, LLC, the lenders from time to time party thereto, and Crédit Agricole Corporate and Investment Bank, as agent.

Satisfaction and Discharge of Indenture

On August 6, 2013, GWR Operating Partnership, L.L.L.P. and Great Wolf Finance Corp. (together, the “Issuers”) provided notice to U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), pursuant to the Indenture, dated as of April 7, 2010 (as supplemented by the First Supplemental Indenture, dated as of May 28, 2010, and the Second Supplemental Indenture, dated as of April 30, 2012) by and among the Issuers, the guarantors party thereto, the Trustee and the Collateral Agent (the “Indenture”), that the Issuers had elected to redeem all of their outstanding 10.875% First Mortgage Notes due 2017 issued under the Indenture (the “Notes”), at a redemption price of 100% plus a make-whole premium, plus accrued and unpaid interest, on September 5, 2013 (the “Full Redemption”). On August 6, 2013, the Issuers, the Trustee and the Collateral Agent entered into a Satisfaction and Discharge Agreement whereby the Issuers caused to be irrevocably deposited with the Trustee, to satisfy and to discharge the Issuers’ obligations under the Indenture, proceeds from the Credit Agreement described in Item 1.01 above in an amount sufficient to effect the Full Redemption on September 5, 2013.

The description of the Satisfaction and Discharge Agreement contained herein is qualified in its entirety by reference to the full text of the Satisfaction and Discharge Agreement, which is attached hereto as Exhibit 10.4.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated August 6, 2013, among Great Wolf Resorts Intermediate Holdings, LLC, Great Wolf Resorts, Inc., the lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent, collateral agent swingline lender and L/C issuer, Deutsche Bank Securities Inc., Barclays Bank PLC, and Goldman Sachs Bank USA, as joint lead arrangers, Deutsche Bank Securities Inc., Barclays Bank PLC, and Goldman Sachs Bank USA, as joint bookrunners, Barclays Bank PLC and Goldman Sachs Bank USA, as co-syndication agents, and Barclays Bank PLC, and Goldman Sachs Bank USA, as co-documentation agents.

10.2	Guarantee Agreement, dated as of August 6, 2013, by and among Great Wolf Resorts Intermediate Holdings, LLC, the subsidiaries of Great Wolf Resorts, Inc. identified on the signature pages thereof and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

10.3	Collateral Agreement, dated as of August 6, 2013, among Great Wolf Resorts Intermediate Holdings, LLC, Great Wolf Resorts, Inc. and each subsidiary of Great Wolf Resorts, Inc. identified therein and Deutsche Bank AG New York Branch, as collateral agent

10.4	Satisfaction and Discharge Agreement, dated August 6, 2013, by and among GWR Operating Partnership, L.L.L.P., Great Wolf Finance Corp. and U.S. Bank National Association, as trustee and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.
(Registrant)

Date: August 9, 2013	By:	/s/ Gary W. Ferrera
Name: Gary W. Ferrera
Title: Chief Financial Officer